EXHIBIT 10.2

ATRION CORPORATION

2021 EQUITY INCENTIVE PLAN

COMMON STOCK AWARD AGREEMENT

THIS AWARD AGREEMENT (the “Agreement”) is made and entered into as of ______, 20___ by and between ATRION CORPORATION, a Delaware corporation (the “Company”), and ____________________________ (the “Participant”) pursuant to the Atrion Corporation 2021 Equity Incentive Plan, as it may be amended or restated from time to time (the “Plan”). Capitalized terms used but not defined herein shall have the same meanings set forth in the Plan.

W I T N E S S E T H:

WHEREAS, pursuant to the Plan and subject to the execution of this Agreement, the Committee has granted, and the Participant desires to receive, an Award.

NOW, THEREFORE, for and in consideration of the premises, the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. AWARD OF COMMON STOCK. On the date specified in Exhibit A attached hereto (the “Grant Date”), the Company granted to the Participant an Award in the form of the number of shares of Common Stock (the “Shares”) as set forth in Exhibit A from the authorized and unissued or treasury Common Stock.

2. EFFECT OF PLAN. The Award is in all respects subject to, and shall be governed and determined by, the provisions of the Plan (all of the terms of which are incorporated herein by reference) and to any rules which may be adopted by the Board or the Committee with respect to the Plan to the same extent and with the same effect as if set forth fully herein. The Participant hereby acknowledges that all decisions and determinations of the Committee shall be final and binding on the Participant, the Participant’s beneficiaries, and any other person having or claiming an interest in the Award.

3. RESTRICTIONS. The Shares shall be fully vested and without restriction as of the Grant Date.

4. DELIVERY OF SHARES OF COMMON STOCK. The Shares shall be issued as soon as reasonably may be done in accordance with the terms of the Plan by delivering a stock certificate or certificates for such Shares or issuance of such Shares in book entry form to the Participant.

5. SECURITIES LAW RESTRICTIONS. Acceptance of this Agreement shall be deemed to constitute the Participant’s acknowledgment that the Participant’s sale or other disposition of the Shares shall be subject to compliance with all federal and state laws, rules and regulations (including but not limited to state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable.

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6. TAXES AND WITHHOLDING.

(a) Regardless of any action the Company or the Subsidiary for which the Participant provides services (the “Applicable Subsidiary”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account, or other applicable taxes (“Tax Items”) in connection with the Award, the Participant hereby acknowledges and agrees that the ultimate liability for all Tax Items legally due by the Participant is and remains the responsibility of the Participant. Further, if the Participant has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company or the Applicable Subsidiary may be required to withhold or account for Tax Items in more than one jurisdiction.

(b) The Participant acknowledges and agrees that the Company and the Applicable Subsidiary make no representations or undertakings regarding the treatment of any Tax Items in connection with any aspect of the Award.

(c) Prior to issuance of the Shares, the Participant must pay or make adequate arrangements satisfactory to the Company or the Applicable Subsidiary to satisfy all withholding obligations for Tax Items of the Company or the Applicable Subsidiary arising from the issuance of the Shares. In this regard, in lieu of all or any part of a cash payment, the Participant may elect to satisfy all or part of the withholding obligations for Tax Items by (i) having the Company withhold a portion of the Shares issuable or (ii) delivering shares of Common Stock owned by the Participant, duly endorsed for transfer, to the Company, in each case with a Fair Market Value equal to the amount of the withholding obligations to be satisfied in such manner. The Company or the Applicable Subsidiary will remit the total amount paid or withheld for Tax Items to the appropriate tax authorities.

7. SECTION 409A. This Agreement is intended to comply with Section 409A and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes and penalties under Section 409A. Notwithstanding the foregoing, the Company makes no representation that the payments and benefits provided hereunder comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A.

8. COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts (including electronic signatures and facsimile copies), each of which shall be considered an original, and such counterparts shall, together, constitute and be one and the same instrument.

9. NO RIGHT TO CONTINUED SERVICE. Neither the Plan nor this Agreement shall give the Participant the right to continued service with the Company or any Subsidiary or shall adversely affect the right of the Company or any Subsidiary to terminate the Participant’s service with or without cause at any time, subject to the provisions of any applicable service agreement.

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10. MISCELLANEOUS.

(a) The Participant’s rights under this Agreement can be modified, suspended, or canceled only in accordance with the terms of the Plan. This Agreement may not be changed orally, but may be changed only by an agreement in writing signed by the party against whom or which enforcement of any waiver, change, modification, or discharge is sought.

(b) The in validity or unenforceability of any provision hereof shall in no way affect the validity of enforceability of any other provision of this Agreement.

(c) This Agreement shall bind the parties and their respective heirs, executors, administrators, successors, and assigns. Nothing contained herein shall be construed as an authorization or right of any party to assign his or its respective rights or obligations hereunder, and the Participant shall have no right to assign this Agreement, and any such attempted assignment shall be ineffective. This Agreement shall be binding upon the Company and its successors and assigns.

(d) This Agreement shall be subject to the applicable provisions, definitions, terms, and conditions set forth in the Plan, and the terms of the Plan shall govern in the event of any inconsistency between the Plan and this Agreement.

(e) Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Award Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company or an Affiliate, or upon deposit in the U.S. Mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the current address on file with the Company or at such other address as such party may designate in writing from time-to-time to the other party.

(f) This Agreement shall be interpreted and construed according to and governed by the laws of the State of Delaware without regard to that state’s conflicts of laws rules.

[Signatures appear on the following page.]

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IN WITNESS WHEREOF, the Company and the Participant have executed and delivered this Agreement as of the day and year first written above.

ATRION CORPORATION

By:
Name:
Title:

PARTICIPANT

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EXHIBIT A

TO

AWARD AGREEMENT

1.	Grant Date:

2.	Number of Shares of Common Stock:

3.	Purchase Price per Share (Tax Basis per Share):

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